POWER OF ATTORNEY

          Know All Men and Women By These Presents that each individual whose signature appears below constitutes and appoints Clifford A. Cutchins, IV and R. Michael Lempke, and each of them, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (the "Registration Statement") relating to Pass Through Trust Certificates of Fort James Corporation (the "Company") or a subsidiary of the Company and to sign any and all amendments (including post-effective amendments) to the Registration Statement and any abbreviated registration statement in connection with the Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          In Witness Whereof, each of the undersigned has executed this Power of Attorney in the capacities and as of the date indicated.


        Signature                 Title                          Date
        ---------                 -----                          ----
    /s/ Miles L. Marsh      Chairman and Chief Executive         August 20, 1998
------------------------    Officer and Director
    Miles L. Marsh

    /s/ Ernst A. Haberli    Executive Vice President and Chief   August 20, 1998
------------------------    Financial Officer (Principal
      Ernst A. Haberli      Financial Officer)

 /s/ William A. Paterson    Senior Vice President and            August 20, 1998
------------------------    Controller (Principal Accounting
  William A. Paterson       Officer)

  /s/ Barbara L. Bowles     Director                             August 20, 1998
------------------------
    Barbara L. Bowles

  /s/ William T. Burgin     Director                             August 20, 1998
------------------------
    William T. Burgin

   /s/ James L. Burke       Director                             August 20, 1998
------------------------
     James L. Burke

/s/ Worley H. Clark, Jr.    Director                             August 20, 1998
------------------------
   Worley H. Clark, Jr.

        Signature                 Title                          Date
        ---------                 -----                          ----

  /s/ Gary P. Coughlan      Director                             August 20, 1998
------------------------
   Gary P. Coughlan

  /s/ William V. Daniel     Director                             August 21, 1998
------------------------
   William V. Daniel

  /s/ Robert M. O'Neil      Director                             August 20, 1998
------------------------
   Robert M. O'Neil

  /s/ Richard L. Sharp      Director                             August 20, 1998
------------------------
   Richard L. Sharp

 /s/ Anne Marie Whittemore  Director                             August 20, 1998
------------------------
   Anne Marie Whittemore